UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2007

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050000
(Zip code)

+7 (7272) 582 386
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On February 24, 2009, the Company filed an amended Current Report on Form 8-K/A disclosing that on February 18, 2009 the General Prosecutor of the Republic of Kazakhstan lodged a protest to the supervisory board under the Supreme Court of the Republic of Kazakhstan against the judgment of the Court of Astana city and the Supreme Court canceling the unilateral termination of the contract dated 15 July 1997, license series MG No. 420 and 426 and contract no. 551 and license series MG No. 9-D (collectively referred to herein as the “contracts and licenses”) of Kyzyl Kain Mamyt Ltd. (“KKM”) a wholly-owned subsidiary of the Company.

On March 30, 2009 the Company received written notice of the formal Resolution of the Supervisory Board under the Supreme Court of the Republic of Kazakhstan regarding the protest of the General Prosecutor. The Supervisory Board affirming the February 29, 2008 decision of the Court of Astana city and the April 22, 2008 decision of the Supreme Court canceling the unilateral termination of the KKM licenses and contracts and dismissed the protest of the General Prosecutor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: April 3, 2009	By	/s/ Adam R. Cook
Adam R. Cook
Corporate Secretary

2